Exhibit 99.1

Aerie Pharmaceuticals Raises $125 Million in Public Offerings

IRVINE, Calif., September 16, 2016 — (BUSINESS WIRE) — Aerie Pharmaceuticals, Inc. (NASDAQ:AERI), a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of glaucoma and other diseases of the eye, today announced the pricing of a registered underwritten public offering of $75 million of shares of its common stock at a price to the public of $29.50 per share, before deducting underwriting discounts and commissions and other estimated offering expenses. The offering was upsized by $25 million over the offering amount anticipated to be sold as previously announced. This is in addition to $50 million raised separately through the completion and full utilization of an at-the-market (ATM) program with Cantor Fitzgerald & Co. filed prior to market open on September 15, 2016. Total gross proceeds raised through these offerings were $125 million. The shares sold through the $50 million ATM program will be issued on or about September 20, 2016, and the $75 million public offering is expected to close on or about September 21, 2016, subject to the satisfaction of customary closing conditions.

Cantor Fitzgerald & Co. is acting as sole bookrunner for the $75 million public offering and sole manager for the $50 million ATM program.

Aerie intends to use the net proceeds of the offerings for general corporate purposes, including the complete funding of RhopressaTM commercialization costs, execution of clinical trials in Japan, commencement of construction of a manufacturing plant in Ireland and continuation of preclinical activity in support of its product pipeline, along with ongoing working capital requirements.

Shelf registration statements relating to the shares are effective with the Securities and Exchange Commission. The shares in each offering may be offered only by means of a prospectus, including a prospectus supplement, forming a part of each effective registration statement. A prospectus supplement relating to the $50 million ATM program and a preliminary prospectus supplement relating to the $75 million public offering were filed with the Securities and Exchange Commission on September 15, 2016. Electronic copies of the preliminary prospectus supplement, the prospectus supplement and the accompanying prospectuses relating to the offerings are available on the website of the Securities and Exchange Commission at www.sec.gov. Copies of the prospectus supplement relating to the $50 million ATM program and of the preliminary prospectus supplement and the final prospectus supplement relating to the $75 million public offering, when available, and the accompanying prospectuses relating to the offerings may be obtained by contacting Cantor Fitzgerald & Co., Attn: Capital Markets, 499 Park Ave., 5th Floor, New York, New York 10022, or by telephone at 212-829-7122, or by e-mail at prospectus@cantor.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of Aerie, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Aerie Pharmaceuticals, Inc.

Aerie is a clinical-stage pharmaceutical company focused on the discovery, development and commercialization of first-in-class therapies for the treatment of patients with glaucoma and other diseases of the eye. Aerie’s two lead product candidates are once-daiIy IOP-lowering therapies with novel mechanisms of action to treat patients with glaucoma or ocular hypertension. The NDA filing for RhopressaTM (netarsudil ophthalmic solution) 0.02% was submitted in the third quarter of 2016. The second product candidate, RoclatanTM (netarsudil/latanoprost ophthalmic solution) 0.02%/0.005%, which is a fixed dose combination of RhopressaTM and widely prescribed PGA latanoprost, currently has two Phase 3 registration trials underway, named Mercury 1 and Mercury 2. If these trials are successful, a RoclatanTM NDA filing is expected to take place near year-end 2017. Aerie is also focused on the development of additional product candidates and technologies in ophthalmology.

Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “exploring,” “pursuing” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the success, timing and cost of our ongoing and anticipated preclinical studies and clinical trials for our current product candidates, including statements regarding the timing of initiation and completion of the studies and trials; our expectations regarding the clinical effectiveness of our product candidates and results of our clinical trials; the timing of and our ability to request, obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, our product candidates; our expectations regarding the commercialization of our product candidates; our expectations related to the offerings discussed in this press release, including the completion, timing and size of the offerings and the use of proceeds therefrom; the potential advantages of our product candidates; and our plans to pursue development of our product candidates for additional indications and other therapeutic opportunities. By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics and industry change, and depend on regulatory approvals and economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. We discuss many of these risks in greater detail under the heading “Risk Factors” in the quarterly and annual reports that we file with the Securities and Exchange Commission (SEC). Forward-looking statements are not guarantees of future performance and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this press release. Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts

Aerie Pharmaceuticals

Richard Rubino, 908-947-3540

rrubino@aeriepharma.com

or

Burns McClellan, Inc., on behalf of Aerie Pharmaceuticals

Investors

Ami Bavishi, 212-213-0006

abavishi@burnsmc.com

or

Media

Justin Jackson, 212-213-0006

jjackson@burnsmc.com

Source: Aerie Pharmaceuticals, Inc.